Exhibit 10.29

Capital Trust Loan Contract

of

Beijing International Trust Co.,Ltd.

as the Lender

and

Inner Mongolia Erdos TCH Energy Conservation

Development Co.,Ltd.

as the Borrower

Contract No.: No. 033, Documents of Trust and Trust Loan, Beijing, 2009

Beijing City, Chaoyang District

Capital Trust Loan Contract

Content

Term 1 Definition and interpretation	3

Term 2 Loan	7

Term 3 Basic Interest of Loan	12

Term 4 Floating interest of loan	13

Term 5 Repayment of loan principal	15

Term 6 Taxes	15

Term 7 Payment	16

Term 8 Representations and warranties	16

Term 9 Commitment and other engagement items	18

Term 10 Event of default	21

Term 11 Treatment of default	22

Term 12 Safeguard measures of repayment	23

Term 13 Supplement, change and assignment of the Contract	24

Term 14 Notification	25

Term 15 Other items	25

Capital Trust Loan Contract

The Lender:    Beijing International Trust Co.,Ltd.

Legal representative: Liu Jianhua

Address:      Beijing Finance Trust Mansion Block C，No.5 An’ding Road, Chaoyang District, Beijing City

Postal code:    100029

Telephone:     （010）64436553                 Fax:   （010）64436551

Borrower:      Inner Mongolia Erdos TCH Energy Conservation Development Co.,Ltd.

Legal representative: Ku Guohua

Address:    Qipanjing Industrial Park, Otog Qi, Erdos City,Inner Mongolia

Postal code:    016064

Telephone:    (0477)6470617               Fax:  (0477)6470616

(The Lender and the Borrower are hereinafter referred to as the parties, the Lender or the Borrower is referred to as “the party”,the Lender is “the other party” to the Borrower, vice versa.

Whereas:

1.
The Lender is a legally existing trust company approved by –China Banking Regulatory Commission, and the Borrower is a legally existing business entity established in pursuant with the laws of the P.R.C.

2.
The Borrower applied to the Lender for trust loan made in RMB (defined in term 1.1) to meet the capital requirements of the construction and operation of II and III stage project of power generating by waste heat (defined in the term 1.1). The Lender agreed to provide the Borrower with the trust loan in pursuant with the provisions hereunder.

3.
When signing this Contract, the Borrower has understood and confirmed that the loan capital hereunder comes from the trust capital of low-carbon wealth·No.1 renewable energy collective fund trust plan managed by the Lender.

4.
Through friendly negotiation, based on the principle of equality, the parties concluded an agreement on the relevant matters of trust loan for the construction and operation of II and III stage project of power generating by waste heat.

According to The Trust Law of the People's Republic of China, The Contract Law of the People's Republic of China, General Principles of the Civil Law of the People's Republic of China, Management Regulation of Trust Company, Measures for Administration of Collective Fund Trust Plans of Trust Companies, General Rules on Loan and other relevant laws, administrative rules and regulations as well as the rules of departments, the parties entered into this Contract and prepared to act in pursuant with it.

Capital Trust Loan Contract

Term 1  Definition and interpretation

1.1	Definition

In this Contract, unless other interpretations and indications specified in the context, the following words have the meanings stated as below:

The Lender:	Beijing International Trust Co.,Ltd. and its legal successors.

The Borrower:     Inner Mongolia Erdos TCH Energy Conservation Development Co.,Ltd. and its legal successors.

This contract:
it refers to the Capital Trust Loan Contract executed by and between Beijing International Trust Co., Ltd acting as the Lender and Inner Mongolia Erdos TCH Energy Conservation Development Co., Ltd acting as the Borrower.

Documents about safeguard measures of repayment: it refers to the written documents signed in pursuant with the relevant provisions hereunder and for the purpose of ensuring the rights and benefits of the Lender and the Borrower’s on-time and full repayment, and such documents include but not limited to Equipment Mortgage Contract, Receivable Pledge Contract, Account Custody Contract and Contract of Guaranty, etc.

RMB(￥):	The legal currency in China, its arithmetical unit is Yuan.

Project of power generating by waste heat:
It refers to the project in which the Borrower generates electric energy by making a comprehensive utilization of low-temperature exhaust gas heat from large-scale cluster electric stove of Erdos Metallurgy Co., Ltd.

Capital trust:
It refers to the legally established trust in which the trustor, in complete trust of Beijing International Trust Co., Ltd, entrusts its legal capital under its full powers of free disposal to Beijing International Trust Co., Ltd, who will in its own name take management, application and disposal of the capital in pursuant with the trustor’s will.

Capital Trust Loan Contract

Trust plan :
it refers to the low-carbon wealth·No.1 renewable energy collective fund trust plan, the capital collected from this trust plan shall be all used to provide the Borrower with the loan hereunder. Unless otherwise specified, ~~or~~ the “turst plan” and the capital trust plan shall have the same meaning.

Trust loan:
it refers to the loan provided from the trust capital by Beijing International Trust Co., Ltd as the trustee in pursuant with the trust provisions under the Low-carbon Wealth·No.1 Renewable Energy Collective Fund Trust Contract (referred to as “Trust Contract”) and the agreements hereunder， unless otherwise indicated, the “loan” under this contract and the trust loan shall have the same meaning.

Loan term:	It means the term of the trust loan specified by the parties under this contract

Special account of trust property: the unique account for receiving, paying and depositing  trust capital under the trust plan.

Loan custody account: it refers to the account, established by Inner Mongolia Erdos TCH Energy Conservation Development Co., Ltd as the Borrower in a bank designated by Beijing International Trust Co., Ltd as the Lender, is specially used as an unique account for keeping the loan given by the Lender. The capital in such account shall be supervised by three parties including the Lender, the Borrower and the bank designated by the Lender, and the Lender shall cancel the capital supervision at the appointed time in pursuant with provisions hereunder.

Account of repayment reserve: it refers to the account, established by Inner Mongolia Erdos Tiankehua Energy Conservation Development Co., Ltd as the Borrower in a bank designated by Beijing International Trust Co., Ltd as the Lender in pursuant with the Account Custody Contract (referred to as “Account Custody Contract”) signed by and between the Lender and the Borrower, which is used as an unique bank account for keeping all of the income of the Borrower. The capital in the account shall be used and stored as reserve in pursuant with the requirements and arrangements in the Account Custody Contract and the Repayment Plan.

 Capital Trust Loan Contract

Raising period:	it refers to a six-months period from the date of establishment of the trust plan.

Subscription period:	it refers to the period when trust institutions are opened for being subscribed by investors during the raising period.

CDM project:
CDM refers to Clean Development Mechanism, which was established by the Kyoto protocol and is used to solve problems of climate change by market approach. The CDM project stated herein is developed from the project of generating power by waste heat of Inner Mongolia Tiankehua Energy Conservation Development Co., Ltd in pursuant with the CDM and used for verifying the profitability of Carbon Emission Reduction or Voluntary Emission Reduction (CER/VER).

Interest payment date: it refers to the date when loan interest is payable in pursuant with the sub-clause 3.5 herein.

Repayment date:      It refers to the date when part or all of the loan principal is payable in pursuant with the sub-clause 5.1 herein.

Advanced repayment:	It refers to that the Borrower voluntarily makes a repayment of part or full of the loan principal in advance of the repayment date.

Loan note:	It refers to the loan borrowing voucher filled by the Borrower to be commonly used in pursuant with the regulations by the Lender in RMB loan services.

Interest penalty:	It refers to the interest penalty, published by People’s Bank of China, which is applicable for the penalty interest rate of the loans of the financial institutions.

Business day:	It refers to the normal business day of the Lender except for the legal festivals and holidays.

Financing documents:
it refers to the legal documents in connection with the loan matters hereunder, such documents include but not limited to this Contract, Equipment Mortgage Contract, Receivable Pledge Contract, Account Custody Contract and Contract of Guaranty, etc.

 Capital Trust Loan Contract

Corporate surety:	it refers to one of the Borrower’s shareholders, e.g. Xi’an TCH Energy Science&Technology Co., Ltd.

Material adverse change: It refers to any event, situation, effect, status or the complex event of the said situation from which the material adverse impact on the business, operation, assets, debt, any related rights, business, financial status or expectations of the Borrower may arise, or that is reasonably considered by the Lender to have material adverse impact, whether such event, situation, effect, status or the complex event of the said situation exist or occur in the date of execution of this Contract or before the date, or exist or occur after such date.

Force majeure:
It refers to all events that occur after the date of execution of this Contract and can not be foreseen in the said date, of which the occurrence and consequence cannot be avoided or conquered, and which will prevent any of the parties from all or part of act or omission, such events include but not limited to, fire, flood , earthquakes, typhoons, tsunamis, wars, terrorist acts or other acts of violence, strikes, pestilence and quarantine restrictions.

1.2	Interpretation

Unless otherwise specified in the context, such phrases as “of this Contract”, “in this Contract”, “in the Contract” and “under this Contract”, and other similar words or phrases shall indicate the entire Contract including all components of this Contract instead of any particular parts or clauses hereof.

The title of the term hereof shall not be considered equivalent to the entire content of the term, or shall not be used for the interpretation of the term or this Contract.

In this Contract, unless otherwise required or specified, the words or phrases defined in the Trust Contract shall have the same meaning when used in this Contract.

Capital Trust Loan Contract

Term 2   Loan

2.1	Loan amount

The Lender agrees that, in the precondition of establishment of capital trust plan, it shall provide the Borrower with the trust loan coming from all of the trust capital collected by the trust plan in pursuant with this Contract and the agreements in the trust documents, the total amount of the trust loan shall be no less than RMB150,000,000.00, and no more than RMB300,000,000.00(the amount shall be the actually collected amount by the trust plan).

2.2	Loan application

2.2.1	The trust loan hereunder shall uniquely used by the Borrower for its development, construction and operation of II and III stage project of power generating by waste heat.

2.2.2
The specific application of each loan capital shall be handled in pursuant with the Detailed Application List of Trust Loan Capital(see appendix 3 hereto) confirmed by the Borrower affixing its seal on it.

2.3
Unless the Lender has been satisfied by all of the documents listed in this clause in the respect of form and content, or the preconditions in this clause have been completely met, or the Lender gives a written approval of postponement or waiver of such preconditions that have not been met, the Lender shall have no obligations to provide the Borrower with any loan hereunder:

2.3.1	The copies of the following documents affixing the Borrower’s corporate stamp to affirm the authenticity, integrality, validity and freshness of such documents:

(1)	The Borrower’s Business License for Enterprise Legal Person, issued by the industrial and commercial administrative department, which shall have passed the latest annual check;

(2)	The Borrower’s Organizaiton Code Certificate

(3)	The Borrower’s Tax Registration Certificate (including National Tax Registration Certificate and Local Tax Registration Certificate)

The Borrower’s Company Charter(including all of its revision

 Capital Trust Loan Contract

The original copies of the name lists of shareholders and board members of the Borrower affixing its corporate stamp, the copies of the ID card/passport of all shareholders/board members of the Borrower affixing its corporate stamp, and the specimen signature of all shareholders/board members of the Borrower as well;

2.3.2
The original copies of resolution of board of shareholders and resolution of board of directors given by the Borrower in pursuant with the articles of incorporation, the content of such resolutions shall include:

(1)	The agreement that the Borrower apply to the Lender for the loan hereunder;

(2)
The agreement that in pursuant with the requirements of the Lender the correlative equipments and assets of the Borrower shall be pledged to the Lender as the security for the Borrower’s repayment of its debts.

(3)
The agreement that all of the receivables of I, II and III stage project of power generating by waste heat(the rights, interest and recourse related to the receivable included) shall be pledged to the Lender as the security for the Borrower’s repayment of its debts;

(4)
The agreement that all of the income of I, II and III stage project of power generating by waste heat shall be remitted into the custody account established by the Borrower in the bank designated by the Lender, and the said income shall be controlled, managed and used in pursuant with the agreement in the Account Custody Contract and the Lender’s requirements;

(5)	The agreement that the Borrower shall sign and implement the financing documents.

(6)
The appointment of certain person to act as the duly authorized proxy of the Borrower and sign the financing documents, and sign and issue and receive any notifications or documents in connection with this Contract;

(7)	The specimen signature of the duly authorized proxy shall have become the appendix to the resolution of the board of directors.

 Capital Trust Loan Contract

2.3.3	The copies of the capital verification report about the Borrower’s full subscription of registered capital issued by the Chinese Certified Public Accountant who has been proved to be genuine.

2.3.4	The copy of the Corporate Surety’s Business License affixing its corporate stamp for proving the authenticity, integrality and freshness of the license.

2.3.5
The original copy of the resolution of the shareholders/the resolution of the board of directors about the agreement that the Corporate Surety shall provide unconditional and irrevocable joint liability guarantee for the Borrower’s full repayment of its debts to the Lender;

2.3.6
The original copies of the name lists of shareholders and board members of the Corporate Surety affixing its corporate stamp, the copies of the ID card/passport of all shareholders/board members of the Corporate Surety affixing its corporate stamp, and the specimen signature of all shareholders/board members of the Corporate Surety as well;

2.3.7	The copy of the ID card of the surety Mr. Ku Guohua, and the ID card shall be proved to be genuine;

2.3.8
All of the financing documents and the guarantee documents in connection with the loan hereunder (including but not limited to Equipment Mortgage Contract, Contract of Guaranty, Receivable Pledge Contract, Account Custody Contract and etc.) legally and effectively signed by the clients of the parties;

2.3.9
All of the legal and valid approval, registration, record and authorization in connection with the loan hereunder (the approval from the government departments and the approval from the Borrower’s company both included);

2.3.10	Valid credit card and its password offered by the People’s Bank of China for the Borrower;Valid credit card and its password offered by the People’s Bank of China for the Borrower;

2.3.11
The Commitment Letter issued by Inner Mongolia Erdos Metallurgy Co., Ltd on the lowest amount of power purchase; Inner Mongolia Erdos Metallurgy Co., Ltd Large-scale Cluster Electric Stove Low-temperature Flue Gas Waste Heat Comprehensive Utilization Project (energy efficiency EPP project) Cooperation Contract signed by and between Inner Mongolia Erdos Metallurgy Co., Ltd and the Corporate Surety, which shall be issued by Inner Mongolia Erdos Cashmere Product Co., Ltd, and the Letter of Guarantee under the aforementioned Commitment Letter on the lowest amount of power purchase, which can voluntarily provide joint responsibility to guarantee, shall be issued by Inner Mongolia Erdos Cashmere Product Co., Ltd and have been disclosed;

Capital Trust Loan Contract

2.3.12
Upon the completion of all mortgage registration formalities for the mortgage under the Equipment Mortgage Contract in the administrative department, the certificate of other rights shall be held and managed by the Lender, and the Lender shall legally enjoy No.1 right to mortgage on the mortgages, and the relevant rights and interests.

2.3.13
The formalities of receivable pledge registration under the Receivable Pledge Contract shall have been finished in the Credit Information Center of the People’s Bank of China, the Lender shall enjoy No.1 right to pledge on the pledge object, and the relevant rights or interests.

2.3.14	The Borrower shall have established the custody account for loan offering in the bank designated by the Lender.

2.3.15
Loan Application (see appendix 1 hereto) legally filled and signed, and the Lender given Repayment Plan, signed and issued by the Borrower in pursuant with the form and content in the appendix 2 hereto, which shall be on the Borrower’s plan of repayment of the loan principal and its interest hereunder to the Lender.

2.3.16
The Borrower shall, on the date of loan offering, provide the Lender with such documents legally filled and signed by the Borrower listed as following: Detailed Application List of Trust Loan Capital (see appendix 3 hereto), Irrevocable Drawing Notice (see appendix 4 hereto), Loan Offering Confirmation (see appendix 5 hereto), and the Loan Note (see appendix 6 hereto).

2.3.17	Capital Verification Report for proving the full payment of the project capital.

2.3.18	Other documents, suggestions and guarantee required by the Lender

 Capital Trust Loan Contract

2.4	Loan offering

The Borrower irrevocably agrees that the trust loan offered by the Lender shall be appropriated to the loan custody account by the Lender, and the loan shall be used by the Borrower in pursuant with the conditions and terms hereunder and in the trust documents.

2.5	Loan application

2.6	The Borrower shall submit the Repayment Application to the Lender prior to any of its application of the capital in the custody account, however, the following conditions shall be met firstly:

2.5.1
The said application shall be in pursuant with the provisions of the Detailed Application List of Trust Loan Capital (see the appendix 3 hereto) affirmed by the Borrower affixing its corporate stamp on it.

2.5.2
The Repayment Application, appropriately filled and signed by the duly authorized proxy of the Borrower, shall be delivered to the Lender in advance of the repayment by at least three (3) business days, such application shall specify the amount to be used, purpose, date and other relevant matters;

2.5.3
The certification documents such as the related contracts and agreements on the Borrower’s application of loan capital shall be provided, and such documents shall be in integrality, authenticity and validity;

2.5.4
The certification documents such as the related contracts and agreements on the Borrower’s application of loan capital shall be provided, and such documents shall be in integrality, authenticity and validity;

2.5.5
Prior to the proposed payment, no event of default (cross default included) or potential event of default shall occur, nor shall occur such circumstance in which the application of the loan capital will incur any event of default, meanwhile,  the representations and warranties made by the Borrower shall be in authenticity, accuracy and integrality, and shall not mislead anything.

2.5.6
From the Lender’s point of view, any event that will have material adverse impact on the Borrower’s ability to implement the obligations hereunder and in other financing documents shall not occur, nor shall occur the Force Majeure that will have overall effect on the Borrower; and

2.5.7	Any adverse change in the applicable laws for this Contract that will make the loan hereunder illegal shall not occur.

 Capital Trust Loan Contract

2.6	Loan term

The loan term hereunder shall be four (4) years, from the date of __ (month) __ (day), 2009, when the first loan interest is calculated, to the expiration date of __ (month) __ (day), 2009.

Term 3  Basic Interest of Loan

3.1
The corresponding loan interest rate for the basic interest of the loan hereunder shall be the annual interest rate, the interest rate of the basic interest of the loan, in accordance with the corresponding trust capital’s trust institutions, shall be divided into:

3.1.1	The annual loan interest rate corresponding to the trust capital corresponding to trust institutions of category B under the trust plan shall be 8.35 percent;

3.1.2	The annual loan interest rate corresponding to the trust capital corresponding to the trust institutions of category A1 under the trust plan shall be 9.94 percent;

3.1.3	The annual loan interest rate corresponding to the trust capital corresponding to the trust institutions of category A2 under the trust plan shall be 11 percent;

3.1.4	The annual loan interest rate corresponding to the trust capital corresponding to the trust institutions of category A3 under the trust plan shall be 12.05 percent.

3.2	The loan interest rate corresponding to the basic interest of loan hereunder shall be the fixed interest rate, the rate shall not be adjusted during the term of this Contract.

3.3	Initial day of calculation of the basic interest

On the precondition of the establishment of the trust plan, the parties confirmed that:

3.3.1
The initial day of calculation of the loan interest shall be the day of establishment of the trust plan, e.g. [ ] (month) [ ] (day), 2009, the relevant matters of the first loan such as its actual amount shall be confirmed in pursuant with the Loan Offering Amount Confirmation (see appendix 5 hereto for its form) submitted by the Borrower in the light of the requirements of the Lender;

 Capital Trust Loan Contract

3.3.2
The initial day of calculation of the other loan interest shall be the next working day from the date of the expiration of each subscription within the raising period, e.g. the interest of such loan shall be calculated from the next working day from the date of expiration of corresponding subscription period, the relevant matters of such loan as the date of the initial day of calculation of the interest or the actual amount shall be confirmed in pursuant with the Loan Offering Amount Confirmation (see appendix 5 hereto for its form) submitted by the Borrower in the light of the requirements of the Lender.

3.4
The basic interest of loan hereunder, based on 360 days as a year, shall be calculated according to the loan balance, number of occupied days and the loan interest rate in pursuant with the provisions in sub-clause 3.1 hereunder from the initial day of calculation of the interest in pursuant with the provisions in the sub-clause 3.3 hereunder.

3.5
The basic interest of loan hereunder shall be pre-paid by ￥ _____ yuan (Say:______ CNY) within 10 working days from the date of the loan offering, the rest of the interest shall be paid in pursuant with the interest payment date stated as below: the payment shall be made on the day of one, two, three and four year(s) from the initial date of calculation of the first loan interest, e.g., the interest payment day shall be the day of one, two, three and four year(s) from the initial date of calculation of the first loan interest.

Term 4  Floating interest of loan

The Borrower agrees that, except for the basic interest of loan specified in the term 3 herein, it shall provide the Lender with the following floating interest of loan, e.g. the profit sharing from the CDM project and the management stimulation profit:

4.1
Within the loan term specified herein, if the Borrower obtains profit sharing from the CDM project, the Borrower shall pay the Lender 50 percent of the profit sharing from the CDM project, and the payment shall be made within five (5) working days from the date of the Borrower’s obtainment of each profit sharing from the CDM project.

 Capital Trust Loan Contract

4.2
If the financial index reflected on the Borrower’s audited financial reports for the the fiscal year prior to the expiration of the loan term meets P×Y＞ 1.06, the Borrower shall pay the Lender a sum of management stimulation profit, which is the profit = (P×Y-1.06) × class sub-B trust institution share × RMB 1.00 yuan, in which:a)

P= the audited net profit in the fiscal year prior to the expiration of the loan term  ÷ the Borrower’s average amount of registered capital in the said fiscal year;

b)	Y refers to the “multiple”:

i)	When the Borrower’s average amount of registered capital in the aforementioned fiscal year is no more than RMB150,000,000.00, Y shall be “5”;

ii)	When the Borrower’s average amount of registered capital in the aforementioned fiscal year is more than RMB150,000,000.00, but less than RMB200,000,000.00, Y shall be “6”;

iii)	When the Borrower’s average amount of registered capital in the aforementioned fiscal year is no less than RMB200,000,000.00, Y shall be “8”;

4.3
The payment of the management stimulation profit shall be made on the day of the Borrower’s full repayment of all loan principal to the Lender/the expiration of the loan term (the one which come earlier shall be adopted).

 Capital Trust Loan Contract

Term 5  Repayment of loan principal

5.1	The Borrower shall make the repayment of the loan principal to the Lender in pursuant with the following requirements of time and amount:

5.1.1
The Borrower shall make the repayment of the loan principal corresponding to the trust capital amount corresponding to the trust institutions of category A1 under the trust on the day of the next year from the date of the initial calculation of the first loan interest;

5.1.2
The Borrower shall make the repayment of the loan principal corresponding to the trust capital amount corresponding to the trust institutions of category A2 under the trust on the day of the third year from the date of the initial calculation of the first loan interest;

5.1.3	The full repayment of the rest of the loan principal shall be made by the Borrower to the Lender on the day of the fourth year from the date of the initial calculation of the first loan interest.

5.2	The loan term hereunder shall not be extended.

5.3
Without the Lender’s prior written approval, the Borrower shall not make the repayment ahead of schedule; if the Lender agrees the Borrower’s repayment in advance, the following conditions about the Borrower shall be met:

5.3.1	The trust plan shall have been existing for 2 years from the date of the establishment of the plan;

5.3.2	The advanced repayment shall be put forward in written form, the amount and detailed date of the repayment shall be illustrated;

5.3.3
For any of the advanced repayment, except for the repayment of the loan principal, the repayment of all of the loan interest on the engaged repayment date shall have to be made by the Borrower in pursuant with the sub-clause 5.1 herein.

Term 6   Taxes

6.1	The Lender and the Borrower shall respectively pay its taxes and other relevant charges in pursuant with the laws of the P.R.C.

6.2
The relevant charges arising from the negotiation, draft, subscription of this Contract, including but not limited to assessment fee, audit charges, attorney fee, registration fee, communication expenses and travel expenses, shall be assumed by the Borrower.

 Capital Trust Loan Contract

Term 7   Payment

7.1
All of the Borrower’s payment hereunder shall have to be made in due time and in full, any neutralization, claim or restraints shall not be affixed to the said payment, nor the deduction or withholding of the taxes in any nature.

7.2
The Borrower shall preserve the repayment reserve in pursuant with the Repayment Plan issued by the Borrower to the Lender.  The Borrower’s reasonable requirements of adjustment to the Repayment Plan shall be met upon the obtainment of the Lender’s approval, or the Lender may have the rights to investigate for the Borrower’s responsibility of breach of this Contract, and may require the surety to assume the joint liability to guarantee and/or exercise the right to mortgage and pledge.

7.3
When the Borrower makes a certain payment (including but not limited to the charges, damages, interest penalty, basic and floating interest, principal and advanced repayment) due to the Lender in pursuant with the provisions hereunder, if the date of such payment is just the Lender’s non-business day, the postponement to the nearest next business day of the Lender shall be made on the abovementioned date, and the interest rate shall be calculated for the days of postponement.

7.4
The Borrower hereby makes the commitment that, if the amount of the loan principal and/or basic interest given to the Lender from the Borrower is less than the amount due to the Lender in such date of the said principal/interest repayment, the Lender shall have the right to appropriate the said repayment from the custody account in the order stated as below: accrue fees, damages, penalty interest, basic interest and principal.

Term 8   Representations and warranties

8.1	The Borrower makes the following representations and warranties to the Lender on the day of execution of this Contract:

8.1.1	The Borrower shall be a limited company, established in pursuant with the laws of the P.R.C, legally existing in legal entity status, which has right to enter into this Contract;

8.1.2
The Borrower makes the warranty that the loan shall be applied in pursuant with the provisions hereunder, and not applied for other purposes not specified herein, and not applied to take any illegal activities or other activities forbidden by policies, laws and regulations.

 Capital Trust Loan Contract

8.1.3
The Borrower shall not be involved in any liquidation, dissolution, merger, separation or other similar legal procedures, and any other events or circumstances from which such involvement in the said legal procedures may arise shall not occur;

8.1.4
The Borrower shall not be involved in any civil, criminal or administrative litigation or arbitration procedure that will have adverse impact on the Borrower’s ability to implement this Contract, and the event or circumstance from which such  involvement in the said litigation and arbitration procedure may arise shall not occur.

8.1.5
Any important asset of the Borrower shall not be involved in any measures of compulsory execution, property preservation, distrainment, detention, retention or supervision, and any events or circumstances from which the said involvement in such measures may arise shall not occur.

8.1.6	Any event of default in the Borrower party shall not occur, nor the circumstance in which such event may last;

8.1.7
The Borrower shall sign this Contract and exercise and implement the obligations and rights hereunder, and shall not violate any documents of agreement, mortgage, pledge, bond or other documents signed by the Borrower or binding on the Borrower and its asset, and shall not violate the approved documents and internal rules and regulations established by the Borrower or laws, governmental orders and judicial decisions.

8.1.8
The Borrower makes the warranty that the loan project and matters shall comply with laws and regulations, and the provisions and requirements of the national policies on land, property, environmental protection and investment, and have already been approved or recorded.

8.2
The Borrower confirms that the aforementioned representations and warranties shall keep consistently valid prior to the Borrower’s full payment of its dues hereunder to the Lender, and the Borrower understands exactly the aforementioned representations and warranties shall act as the basis for the Lender’s approval of its loan request and subscription of this Contract.

 Capital Trust Loan Contract

Term 9  Commitment and other engagement items

For the related matters during the loan term, the Borrower makes further commitments stated as below:

9.1	The Borrower shall purchase property insurance for I, II and III stage project of power generating by waste heat in pursuant with the requirements of the Lender;

9.2	The Borrower shall legally run its business, comply with the national laws and regulations, and apply the loan in pursuant with the applications specified herein.

9.3
The Lender shall have the right to, at any time, in the reasonable manner the Lender believes it to be, examine and supervise the application of the loan, and try to know the plan execution, operation management, financial activities, inventory materials and significant business contract of the Borrower. The Borrower must cooperate actively with the Lender on the Lender’s supervision on its application of the loan and its business situation, and provide relevant material in pursuant with the requirements of the Lender.

9.4
The Borrower shall provide the documents about the construction and operation of the project of power generating by waste heat in pursuant with the requirements of the Lender, such documents shall include but not limited to:

9.4.1	Overall planning progress report of the construction of the project of power generating by waste heat;

9.4.2	Archival records of public bidding of the project of power generating by waste heat;

9.4.3	Monthly image progress examined by the management company of the project of power generating by waste heat;

9.4.4	Monthly report on the construction of the project of power generating by waste heat;

9.4.5	Summary report on the monthly operation of the waste heat power station;

9.4.6	Monthly brief report on work of the waste heat power station;

9.4.7	Report on the monthly generated power amount of the waste heat power station and the payment condition of Inner Mongolia Ordos Metallurgy Co., Ltd;

9.4.8	Documents on the funds available and construction progress of the follow-up project of power generating by waste heat.

Capital Trust Loan Contract

9.5
The Borrower, in pursuant with the requirements of the Lender, shall provide the related financial and accounting information and the documents about the business condition of the company prior to the 5th day of each calendar month, such information and documents include but not limited to the balance sheet, income statement, cash flow statement, loan capital payment chart and other notes to statements (including but not limited to the note on account receivable, other account receivable, stock, fixed assets, short and long term loan,  accounts payable, etc.)of the company in the previous month.

9.6
The Borrower, in pursuant with the requirements of the Lender, shall mortgage the its equipments of the construction of I, II and III stage project of power generating by waste heat to the Lender, and register the said mortgage within three working days from the date of the Lender’s acquisition of ownership of the said equipment.

9.7	The Borrower shall have the obligations to promptly inform the Lender the changes that will or may happen on the project, business, properties and scope.

9.8
The Borrower makes the warranty that, prior to taking loan credit preservation measures approved by the Lender in written form, it shall not take the following actions as dissolution, liquidation, substantial increase of financing debt and establishment of subsidiary company as well as any other actions that will have adverse impact on the rights and interests of the creditor.

9.9
The Borrower makes the warranty that it shall not make the full repayment of the other loan in priority by not violating the normal repayment order, and not sign any contract, agreement or other legal documents at present or in the future that will make the loan hereunder be in the secondary status.

9.10
The Borrower makes the warranty that, without the written approval from the Lender, it shall not provide the third party with the security that will be enough to have adverse impact on its financial situation and its ability to implement its obligations hereunder.

9.11
The Borrower makes the warranty that, once the occurrence or potential occurrence of the event that will have adverse impact on the  repayment safeguard measures specified in the term 12 hereof, it shall promptly provide the alternative security approved by the Lender.

9.12
The Borrower makes the warranty that, once the occurrence of the following situation, it shall inform the Lender the situation within seven days and implement the full repayment and security of the debts hereunder in pursuant with the requirements of the Lender:

Capital Trust Loan Contract

9.12.1	All litigation, arbitration and administrative disposal that will have adverse impact on the interests of the Borrower;

9.12.2
Any event of default or potential event of default, furthermore, once the occurrence of the event of default, the Borrower shall show the properties and duration of the said event, as well as the action or measures that the Borrower has taken or will take;

9.12.3
The Borrower, once its acquaintance of the involvement of it or its important asset in any litigation procedure, arbitration procedure, compulsory execution, distrainment, detention or similar measures, or the event or circumstance from which the said involvement may arise, shall inform the Lender in pursuant with the provisions in present clause, and make detailed list of the impacts that have been on it or will be potentially on it, as well as the remedies which it has taken or it plans to take;

9.12.4	The Borrower’s economic disputes with the third party incurred by the economic activities, or the events that will have adverse impact on the normal operational activities of the Borrower;

9.12.5	Failure on the part of the Borrower to confirm the capital shortage incurred by project overruns or other reasons;

9.12.6	Any severe event that will be probable to seriously affect the business, capital and property status of the Borrower;

9.12.7	Any event, having adverse impact on the normal repayment of the Borrower, which will potentially happen or have happened;

9.12.8
The requirements of the Borrower to change legal representative, duly authorized proxy, postal address or institution name, or to amend its charter or Legal Person Public Institution Certificate for meeting the significant changes in the respect of finance and staffing.

Capital Trust Loan Contract

Term 10  Event of default

10.1	Any of the following events shall constitute the Borrower’s breach of this Contract:

10.1.1	The Borrower fails to make the payment due and payable stipulated herein on the maturity date in pursuant with the currency and method hereunder;

10.1.2
Any of the representations and warranties hereunder made by the Borrower is incorrect, untrue, misleading, disobeyed, or the representations and warranties are proved to be incorrect, untrue, misleading, disobeyed when they are being made or considered to be made, or the representations and warranties have become incorrect and misleading currently;

10.1.3
The repayment of the Borrower’s debts under any other financing agreement has not been made on the maturity date, or such debts is declared as being acceleration of maturity prior to its fixed maturity;

10.1.4	The Borrower is involved in any liquidation, bankrupt, dissolution, shutout or the similar legal procedures;

10.1.5	Any of the Borrower’s important asset is involved in any compulsory execution, distrainment, detention, property preservation, supervision measures or similar measures;

10.1.6	The Borrower fails to substantially comply with or implement any of its commitments hereunder;

10.1.7
The significant changes,  incurred by the changes of the laws or any of the administrative orders from the governmental departments, occurs in the business condition or important assets of the Borrower, or the events or circumstance from which the said significant changes may arise also occurs, the said changes, events or circumstance have been reasonably considered by the Lender as having had or probably having material adverse impact on the Borrower’s ability in repayment hereunder;

10.1.8	The Borrower fails to preserve the repayment reserve in pursuant with the Repayment Plan given to the Lender, or the said repayment reserve is adjusted without the Lender’s approval;

10.1.9	The Borrower violates the term 8 as “Representations and warranties” or the term 9 as “Commitment and other engagement items”.

Capital Trust Loan Contract

10.2	The failure of the Lender to provide the Borrower with the loan in pursuant with this Contract shall constitute a breach of this Contract, except for the Borrower’s breach abovementioned.

Term 11  Treatment of default

11.1
Upon the occurrence of one or some of the default listed in the sub-clause 10.1 herein, the Lender may unilaterally and unconditionally adopt one or some of the measures listed below to handle the said default, under this condition, the Borrower shall agree to unconditionally cancel the right to defense, and compensate for the Lender’s all losses incurred by its default:

11.1.1
The Lender shall stop providing undrawn loan, declare the loan principal hereunder be on maturity immediately, recover all or part of the provided loan ahead of the schedule, ask the Borrower’s full payment of the owed interest and the dues, and make the immediate recourse to the Borrower in various ways;

11.1.2
Within the Contract term, if the Borrower’s unauthorized diversion of any of the loan hereunder without the written approval from the Lender occurs, the interest penalty, according to the diversion amount, number of days of actual diversion and the penalty interest rate of 0.05 percent per day, shall be calculated from the day of unauthorized diversion till the full repayment of the principal and interest. The Lender’s charge of the penalty interest shall not affect its other rights hereunder;

11.1.3
Within the loan term herein, if the Borrower fails to make the payment of the basic and floating interest in pursuant with payment term herein, the said interest shall be charged with the penalty interest, the penalty interest shall be calculated from the date of the day overdue by the penalty interest rate of 0.05 percent per day;

11.1.4
For the overdue loan or the loan the Lender declares to be on maturity immediately, the penalty interest, according to the penalty interest rate of 0.05 percent per day, shall be calculated from the date of the day overdue or the day declared to be on maturity till the full repayment of the principal and interest;

11.1.5	The Lender shall cancel the Borrower’s undrawn loan;

Capital Trust Loan Contract

11.1.6	The Lender shall require the Borrower to provide the alternative security with the written approval from the Lender;

11.1.7	Other necessary measures stipulated by the laws.

11.2	If the Borrower’s application of all or part of the loan is not made, the payment of the interest shall still be made in full by the Borrower in pursuant with the provisions herein.

Term 12   Safeguard measures of repayment

12.1	For the loan principal, basic interest, floating interest and other payment dues, the Borrower provides the Lender with the following payment safeguard measures:

12.1.1
The Borrower, in pursuant with the requirements of the Lender, shall mortgage its possessing relevant assets of the construction of I, II and III stage project of power generating by waste heat to the Lender;

12.1.2	Xi’an Tiankehua Energy Science&Technology Co., Ltd shall provide the Lender with the unconditional and irrevocable joint liability guarantee on all of the Borrower’s obligations hereunder;

12.1.3	Mr. Ku Guohua shall provide the Lender with the unconditional and irrevocable joint liability guarantee on all of the Borrower’s obligations hereunder;

12.1.4
The Borrower shall pledge all of the receivables of I, II and III stage project of power generating by waste heat (the relevant rights, interests or right of recourse of the receivables included) to the Lender, the said receivables shall act as the security for the Borrower’s implementation of all of its obligations hereunder;

12.1.5
The Borrower shall remit all of its income from the project of power generating by waste heat into the repayment reserve account, and preserve the repayment reserve in time and in full in pursuant with the engagement in the Repayment Plan;

12.1.6	The Borrower shall arrange Inner Mongolia Erdos Metallurgy Co., Ltd to provide the Borrower with the commitment on the lowest amount of power purchase;

Capital Trust Loan Contract

12.1.7
The Borrower shall arrange Inner Mongolia Erdos Cashmere Product Co., Ltd to provide the joint liability guarantee for Inner Mongolia Ordos Metallurgy Co., Ltd to implement the Inner Mongolia Erdos Metallurgy Co., Ltd Large-scale Cluster Electric Stove Low-temperature Flue Gas Waste Heat Comprehensive Utilization Project (energy efficiency EPP project) Cooperation Contract and the obligations in the commitment on the lowest amount of power purchase;

12.2	The Borrower agrees that it shall from time to time provide other safeguard measures satisfying the Lender in pursuant with the requirements of the Lender.

Term 13  Supplement, change and assignment of the Contract

13.1
For the outstanding issues of this Contract, the parties may conclude supplemental agreement through negotiation. The supplemental agreement, acting as the appendix to this Contract, shall constitute a part of this Contract and have the same legal effect as this Contract.

13.2
If this Contract violates the national laws and regulations, in the premise that the safety and efficiency of the loan from the Lender can be guaranteed, the parties shall promptly conclude supplemental agreement to improve this Contract. However, whether the supplemental agreement is signed or not, the Lender shall reserve the right to accelerate the maturity of the loan and make recourse to the Borrower immediately;

13.3
Upon the execution of this Contract, the change of the terms of this Contract shall have to be made on the basis of negotiated consensus among the parties hereof and the related third party, and the formalities of approval, registration and record of this Contract and its relevant documents shall be handled in pursuant with the provisions in the laws;

13.4	The Borrower shall not assign any of its rights or obligations hereunder;

13.5
Within the Contract term, the Lender, informing the Borrower in written form ahead of the assignment stated below by ten business days, may make the assignment of the Lender’s rights and obligations hereunder to the other party, the Borrower’s prior approval for the assignment is not required;

13.6
For carrying out the aforementioned assignment, the Assignor and the Assignee shall separately sign the written assignment document, the Assignee and the Borrower shall separately sign the Loan Contract and all other relevant documents required by the repayment safeguard measures, and handle the formalities of approval, registration and record required by the Loan Contract and other documents. The Borrower shall have the obligations to unconditionaly cooperate with the Assignor and the Assignee and complete all of the relevant formalities.

Capital Trust Loan Contract

Term 14   Notification

14.1
The addresses of the parties hereof are at the top of this Contract. If the address of any party changes, the party shall inform the other party in written form ahead of the said change by fifteen days.

14.2	The notices of the parties hereof shall be sent by registered letter, fax or EMS. The notices shall be deemed as being delivered on the following date:

14.2.1	When sent by the registered letter, the date shown on the return receipt of the registered letter;

14.2.2	When sent by fax, the first working day from the date of receiving the reply code or successfully sending the confirmation slip;

14.2.3	When sent by EMS, the same day as the notified party signs after receiving.

Term 15   Other items

15.1
This Contract shall take effect upon affixing their seals by the parties hereof and the subscription of the legal representatives or duly authorized proxy of the parties hereof, the loan principal, basic interest, floating interest, interest penalty and other payment dues shall automatically terminate upon the full repayment of them;

15.2
The establishment, effectiveness, implementation, amendment and termination of this Contract shall be governed by the current effective laws, administrative laws and regulations, judicial interpretation and relevant regulations of the P.R.C.

15.3
The disputes arising from the implementation of this Contract shall be settled through negotiation between the parties. If the negotiation fails, any party shall have the right to bring the dispute to the competent people’s court in the Lender’s location.

15.4
The documents on repayment safeguard measures, loan application and irrevocable loan application notice required or stipulated by this Contract, and other relevant documents and information provided by the Lender and the Borrower, shall be the integral part of this Contract.

Capital Trust Loan Contract

15.5	The original copy of this Contract shall be in sextuplicate, each party shall hold two copies, the rest shall be used for handling relevant formalities.

15.6	This Contract is executed in Chaoyang District, Beijing City on [ ](month) [ ](day), 2009.

(rest of the page intentionally left blank)

Capital Trust Loan Contract

(This page, including the signed content hereof, is the integral part of Capital Trust Loan Contract numbered No.033, Documents of Trust and Trust Loan, Beijing, 2009. The signed content of this page shall be used and only be used to sign Capital Trust Loan Contract by and between Beijing International Trust Co., Ltd acting as the Lender and Inner Mongolia Erdos TCH Energy Conservation Development Co., Ltd acting as the Borrower.)

The Borrower (corporate stamp)
Inner Mongolia TCH Energy Conservation Development Co., Ltd

/s/ Legal Representative of Inner Mongolia TCH Energy Conservation Development Co., Ltd
Legal Representative or Duly Authorized Proxy (signature)

The Lender (corporate stamp) Beijing International Trust Co., Ltd

/s/ Legal Representative of Beijing International Trust Co., Ltd
Legal Representative or Duly Authorized Proxy (signature)

Capital Trust Loan Contract

Appendix I
Loan Application

RE Beijing International Trust Co., Ltd:

The undersigned company is a joint venture established between Xi’an TCH Energy Science&Technology Co., Ltd (hereinafter “Xi’an TCH”) and Inner Mongolia Erdos Metallurgy Co., Ltd. (hereinafter “Erdos Metallurgy”), specifically for investment, construction and operation of the “comprehensive utilization project of using waste heat resource from the large scale cluster electric stove of Erdos Metallurgy Co., Ltd for power generation” (hereinafter “project of power generating by waste heat”), the company has 80 million CNY registered capital, in which Xi’an TCH contributes 80% and Erdos Metallurgy contributes 20%.

The project of power generating by waste heat shall offer investment, construction and operation of waste heat recycling power generation facilities associated to 64 sets of ferrosilicon, silicomanganese and calcium carbide electric stoves owned by Erdos Metallurgy in the manner of 20-year BOT. Since the project is designed to convert abandoned thermal energy into electric energy, and it can be described as an energy conservation renovation project as well as a comprehensive resource utilization project which are in conformity with the state’s industrial preferential policies and economic development planning; hence it is entitled to preferential tax policies and financial encouragement policies. Meanwhile, the project will save 247,000 tons of coal equivalent per year after its commissioning, and will become an energy conservation and emission reduction project which is biggest in China’s metallurgy industry and the first in ferroalloy industry. The project will construct 11 generator sets at a gross installed capacity of 130mw in five stages. Currently, the project’s first stage construction (two generator sets at 9mw) has initiated since March 2009, and is anticipated to be put into service at the end of the year; the second and the third stage have successively deployed early stage preparation, and it is planned to construct 4 generator sets at 9mw capacity, which is anticipated to initiate at the end of 2009 and to be put into service at the end of 2010.

Capital Trust Loan Contract

The gross investment of first stage, second stage and third stage is approximately 420 million CNY, which means there will be a shortage of 240 million CNY considering the company will offer 180 million CNY as independent investment; hence the company intends to submit an loan application to your company in the manner of putting the company’s engineering facilities in first stage, second stage and third stage construction in pledge as well as putting the company’s accounts receivable in pledge, meanwhile one of the company’s shareholders i.e. Xi’an TCH and its actual controlling entity will offer an irrevocable security with unlimited joint and several liability, in addition the company’s another shareholder i.e. Erdos Metallurgy will make an commitment upon its minimum power purchase, and further have its indirect controlling shareholder provide a performance bond for its payment obligation as well as its commitment upon minimum power purchase. The term of the said loan is estimated to be 4 years.

The company undertakes to persist in its principle of goodwill first, and honor the contract to the end. Your company’s kind support will be deeply appreciated.

In witness whereof,

Inner Mongolia Erdos TCH Energy Conservation Development Co., Ltd.

 2009年11月10日

November 10, 2009

Capital Trust Loan Contract

Appendix II
Repayment Plan

RE Beijing International Trust Co., Ltd.:

In the light of the relevant agreements under the Capital Trust Loan Contract by and between the undersigned company and your company, the undersigned company shall strictly subject to the following plan in preparing the accounts payable specified in Capital Trust Load Contract in full amount and in due time so as to ensure the fulfillment of repayment obligation:

1. In addition to the reserved accounts specified in Item 2 and Item 3 hereunder, the company hereby undertakes that the balance of repayment reserve account shall remain not less than 20% of current year’s mature/payable principle and interest at the date 4 months prior to the repayment date of principle and interest specified in Capital Trust Loan Contract; the balance of repayment reserve account shall remain not less than 40% of current year’s mature/payable principle and interest at the date 3 months prior to the repayment date of principle and interest; the balance of repayment reserve account shall remain not less than 70% of current year’s mature/payable principle and interest at the date 2 months prior to the repayment date of principle and interest; and the balance of repayment reserve account shall remain not less than 100% of current year’s mature/payable principle and interest at the date 1 week prior to the repayment date of principle and interest.

2. Every time prior to the date of receiving the profits of a CDM project, the undersigned company undertakes to save 50% of the profits received from the CDM project into repayment reserve account for the purpose of settling variable interest.

3. 5 working days prior to the maturity of loan term, the undersigned company undertakes to save a repayment reserve in equivalent to the profits of management stimulus into repayment reserve account.

Inner Mongolia Erdos TCH Energy Conservation Development Co., Ltd.
Legal Representative or Duly Authorized Proxy (Signature):

Date:       [  ](month) [  ](day), [  ](year)

Capital Trust Loan Contract

Appendix III
Detailed Application List of Trust Loan Capital

RE Beijing International Trust Co., Ltd.:

In the light of the agreements concluded by and between the undersigned company and your company in Capital Trust Loan Contract, the undersigned company shall apply entire capital under trust plan to the first stage and second stage construction under the “comprehensive utilization project of power generating by waste heat from the large scale cluster electric stove of Erdos Metallurgy Co., Ltd’s for power generation” (hereinafter “project of power generating by waste heat”) as per capital utilization approaches specified in the trust plan; details of utilization are as follows:

1. Design and survey: ￥_____________ (Say: _______________CNY)

2．Civil engineering: ￥______________ (Say: _____________CNY)

3. Equipments procurement and installation: ￥______________ (Say: _____________CNY)

4. Daily operating capital: ￥_____________ (Say: ______________CNY)

The undersigned company undertakes to fulfill its obligations concerning capital utilization specified in Capital Trust Loan Contract and assume all liabilities in breach.

The Borrower: (corporate stamp) Inner Mongolia Erdos TCH Energy Conservation Development Co., Ltd.
Legal Representative or Duly Authorized Proxy (Signature):
Date:        [ ](month) [ ](day), [ ](year)

Capital Trust Loan Contract

Appendix IV
Irrevocable Capital Withdrawal Notice
No:

RE Beijing International Trust Co., Ltd.:

In the light of the provisions of the Capital Trust Loan Contract (Contract No.:          ) concluded on [ ](month) [ ](day), [ ](year) in which your company acts as the Lender and the undersigned company acts as the Borrower (hereinafter “Loan Contract”), the undersigned company hereby delivers this irrevocable capital withdrawal notice to your company. The definitions in the Loan Contract have the same implications of that in this irrevocable capital withdrawal notice.

The said capital withdrawal is based on the terms and conditions specified in the Loan Contract, by which your company is requested to transfer the loan of ￥___________ (Say: ___________CNY) to undersigned company’s CNY loan account at your company’s specified bank on [ ](month) [ ](day), [ ](year):
Account name: ______________________________:
Account number: ____________________________;
Opening bank: ______________________________;

The company hereby confirms the following matters upon the delivery of this irrevocable capital withdrawal notice:
1. All capital withdrawn shall be applied to the capital application specified in the Loan Contract;
2. The undersigned company guarantees that the representations and warranties made by the undersigned company in the Loan Contract are still accurate, authentic, intact and effective;
3. Not a single breach specified in the Loan Contract has occurred or is currently ongoing, neither the capital withdrawal will incur any of such breaches;
4. Should the undersigned company fail to withdraw the loan or withdraw the loan in full amount prior to the withdrawal date, the undersigned company will undertake the liabilities for breach specified in the Loan Contract.

The Borrower: (corporate stamp)

Legal Representative or Duly Authorized Proxy (Signature):

Date:           [ ](month) [ ](day), [ ](year)

Capital Trust Loan Contract

Appendix V
Loan Offering Confirmation

RE Beijing International Trust Co., Ltd.:

In the light of the provisions of the Capital Trust Loan Contract (Contract No.:          ) concluded on [ ](month) [ ](day), [ ](year) in which your company acts as the Lender and the undersigned company acts as the Borrower (hereinafter “Loan Contract”) , the undersigned company hereby confirms the following matters concerning crediting with your company:
1. Upon the date of issuing this Loan Offering Confirmation, the undersigned company has received the loan granted by your company, which amounts to: ￥_______________ (Say: _________________CNY);
2. The sum of the aforementioned loan is related to the detailed loan amounts, load interest rates and repayment dates specified in the following sheet:

Source of the trust loan	Capital size/loan amount (10 thousand CNY)	Loan interest rate	Repayment date
Trust capital corresponding to trust institutions of Category A1	[ ]	10.05%	December [ ],2011
Trust capital corresponding to trust institutions of Category A2	[ ]	11.11%	December [ ],2012
Trust capital corresponding to trust institutions of Category A3	[ ]	12.17%	December[ ],2013
Trust capital corresponding to trust institutions of Category B	[ ]	8.47%	December[ ],2013

3. The interest date of the aforementioned loan is [ ](month) [ ](day), 20[ ].

4. Definitions in the Loan Contract have the same implications of that in this Loan Offering Confirmation.

Legal Representative or Duly Authorized Proxy (Signature):

Date:          [ ](month) [ ](day), [ ](year)

Capital Trust Loan Contract

Appendix VI
Loan Note

Capital Trust Loan Contract

Appendix VII
Payment Application
No.:

RE Beijing International Trust Co., Ltd.:

In the light of the provisions of the Capital Trust Loan Contract (Contract No.:          ) concluded on [ ](month) [ ](day), 2009 in which your company acts as the Lender and the undersigned company acts as the Borrower (hereinafter “Loan Contract”), the undersigned company hereby delivers this Payment Application to your company. Definitions specified in the Loan Contract have the same implications of that in this Payment Application.

1. Payment in this application is: loan ￥________, (Say: __________CNY)
2. Payment application: _____________________;
3. Payment basis: _____________________;
4. Payment date: _____________________;
5. Account for colleting payment:
Account name: ______________________________;
Account number: ____________________________;
Opening bank: ______________________________;

Upon the delivery of this irrevocable payment application, the undersigned company hereby confirms the following matters:

1. The entire payment in this application shall be used for the purposes previously specified;
2. The undersigned company guarantees that the representations and warranties made by the undersigned company in the Loan Contract are still accurate, authentic, intact and effective;
3 .	Not a single breach specified in the Loan Contract has occurred or is currently ongoing, neither the capital withdrawal will incur any of such breaches.

The Applicant: (Corporate stamp) Inner Mongolia Erdos TCH Energy Conservation Development Co., Ltd.

Legal Representative or Duly Authorized Proxy (Signature):

Date:          [ ](month) [ ](day), [ ](year)